VOICE IT WORLDWIDE, INC.

                            PROMISSORY NOTE
$25,000.00                                       Fort Collins, Colorado
                                                     February 18, 1999

FOR VALUE RECEIVED, the undersigned, Voice It Worldwide, Inc. ("Borrower"), hereby unconditionally promises to pay on or before August 18, 1999 ("Maturity Date") to the order of Gary E. Nordic, 4901 Hogan Drive, Fort Collins, CO 80525, in lawful money of the United States of American, immediately available funds, the principal amount of this Note, $25,000.00, and the aggregate amount of fees, accrued and unpaid interest and costs accrued thereon.

The Borrower further agrees that this Note shall accrue interest in like money on the principal amount advanced hereunder from the date hereof at the rate of 10% per annum until such amount shall become due and payable, whether at the stated maturity, by acceleration or otherwise. Interest shall be payable on the Maturity Date of the Note. All unpaid and outstanding interest shall be due upon payment, including prepayment, in full of the unpaid principal amount advanced hereunder. In the Event of Default, interest shall accrue and be payable to the Lender at the rate of 18% per annum computed on the outstanding balance of the loan.

An Event of Default shall have occurred under this Note if the Borrower fails to pay or perform within ten (10) days of the Maturity Date any of the payments or obligations created by this Note. Upon occurrence of an Event of Default, all sums due hereunder shall be accelerated and shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower.

Unless the outstanding balance due under this Note is paid on or before the Maturity Date, the Borrower shall have the right at its option to extend the Maturity Date for an additional six month term or until a Plan of Reorganization is confirmed in the Borrower's Chapter 11 case, Bankruptcy Case No. 98-25542-RJB, U.S. Bankruptcy Court, District of Colorado, whichever occurs first.

If an Event of Default occurs, the Borrower shall pay all expenses incurred by the Lender including reasonable attorneys fees and disbursements of Lender's counsel in connection with such Event of Default, collection, and other enforcement proceedings resulting therefrom.

This Note shall be issued pursuant to a specific Order entered in the Borrower's Chapter 11 bankruptcy case. The loan advanced under this Note shall, upon Court approval, be a cost and expense of administration in such bankruptcy case.

                                               VOICE IT WORLDWIDE, INC.


                                                By: /s/ John H. Ellerby
                                                         John H. Elerby
                                                  Secretary - Treasurer